FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                            CINERGY INVESTMENTS, INC.

                                  CONSOLIDATED



                             AS OF DECEMBER 31, 1996



                                   (Unaudited)


                                Pages 1 through 6

                            CINERGY INVESTMENTS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                     Pro Forma
                                                                                  Actual            Adjustments            Pro Forma
                                                                                                   (in thousands)
OTHER INCOME AND EXPENSES - NET
Equity in earnings of unconsolidated subsidiary .....................            $ 25,430             $   --               $ 25,430
Income taxes ........................................................               7,537                4,331               11,868
Other - net .........................................................             (13,994)                --                (13,994)
                                                                                 --------             --------             --------
                                                                                   18,973                4,331               23,304

INCOME BEFORE INTEREST ..............................................              18,973                4,331               23,304

INTEREST ............................................................               1,308               12,375               13,683

NET INCOME ..........................................................            $ 17,665             $ (8,044)            $  9,621

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
                            CINERGY INVESTMENTS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                     Pro Forma
                                                                                  Actual            Adjustments          Pro Forma
                                                                                               (dollars in thousands)
CURRENT ASSETS
Cash and temporary cash investments ..............................              $    682              $   --                $    682
Accounts receivable less accumulated
provision for doubtful accounts of $171 ..........................                 6,579                  --                   6,579
Accounts receivable from affiliated
companies ........................................................                19,005                  --                  19,005
Other materials and supplies .....................................                     1                  --                       1
Prepayments and other ............................................                   432                  --                     432
                                                                                --------              --------              --------
                                                                                  26,699                  --                  26,699

OTHER ASSETS
Investment in unconsolidated subsidiary ..........................               592,660                  --                 592,660
Other ............................................................                 7,391                  --                   7,391
                                                                                --------              --------              --------
                                                                                 600,051                  --                 600,051

                                                                                $626,750              $   --                $626,750

                            CINERGY INVESTMENTS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                   Pro Forma
                                                                                 Actual           Adjustments             Pro Forma
                                                                                            (dollars in thousands)

COMMON STOCK EQUITY Common stock - $.01 par value; Authorized shares - 100;
Outstanding shares - 100 Actual ..................................            $    --               $    --               $    --
Paid-in capital ..................................................              515,473              (150,000)              365,473
Retained earnings ................................................               15,715                (8,044)                7,671
Cumulative foreign currency translation
adjustment .......................................................                 (131)                 --                    (131)
                                                                              ---------             ---------             ---------

Total common stock equity ........................................              531,057              (158,044)              373,013

LONG-TERM DEBT ...................................................                 --                 150,000               150,000
                                                                              ---------             ---------             ---------
Total capitalization .............................................              531,057                (8,044)              523,013

CURRENT LIABILITIES
Notes payable ....................................................               27,000                  --                  27,000
Accounts payable .................................................               10,459                  --                  10,459
Accrued taxes ....................................................                 (982)               (4,331)               (5,313)
Accrued interest .................................................                 --                  12,375                12,375
Other ............................................................               65,355                  --                  65,355
                                                                              ---------             ---------             ---------
                                                                                101,832                 8,044               109,876

OTHER LIABILITIES
Deferred income taxes ............................................               (6,678)                 --                  (6,678)
Other ............................................................                  539                  --                     539
                                                                              ---------             ---------             ---------
                                                                                 (6,139)                 --                  (6,139)

                                                                              $ 626,750             $    --               $ 626,750

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
                            CINERGY INVESTMENTS, INC.
        PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                Pro Forma
                                                              Actual           Adjustments         Pro Forma
                                                                         (dollars in thousands)

BALANCE DECEMBER 31, 1995                                    $(1,950)            $    -            $(1,950)

     Net income                                               17,665              (8,044)            9,621
                                                             ---------------------------------------------
                                                             -------            --------           -------

BALANCE DECEMBER 31, 1996                                    $15,715             $(8,044)          $ 7,671

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                            CINERGY INVESTMENTS, INC.

          Pro Forma Consolidated Journal Entries to Give Effect to the Issuance of Long-term Debt by an Applicable Project Parent and the
   Distribution of Such Proceeds to Cinergy Corp. as Dividends Out of Capital

                                   Entry No. 1

Paid-in capital                              $150,000,000
     Long-term debt                                           $150,000,000

To record the issuance of $150,000,000 of long-term debt by an Applicable Project Parent and the distribution of such proceeds to Cinergy Corp. as a dividend out of capital.

                                   Entry No. 2

Interest expense                             $ 12,375,000
     Accrued interest                                        $ 12,375,000

To record interest on $150,000,000 of long-term debt at 8.25% per annum.

                                   Entry No. 3

Accrued taxes                                $  4,331,250
     Income taxes                                           $  4,331,250

To record reduction in income tax expense due to additional interest on long-term debt. ($12,375,000 at an assumed tax rate of 35%)